         As filed with the Securities and Exchange Commission on January 8, 2002
                                                   Registration No. 333-
                                                                        --------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                              SUN COMMUNITIES, INC.
       (Exact name of registrant as specified in its governing instrument)

           MARYLAND                                      38-2730780
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)
                                 ---------------

                        31700 MIDDLEBELT ROAD, SUITE 145
                        FARMINGTON HILLS, MICHIGAN 48334
                    (Address of Principal Executive Offices)

                                 ---------------

               SECOND AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                            (Full title of the plan)

                                 ---------------

                                GARY A. SHIFFMAN
                             CHIEF EXECUTIVE OFFICER
                              SUN COMMUNITIES, INC.
                        31700 MIDDLEBELT ROAD, SUITE 145
                        FARMINGTON HILLS, MICHIGAN 48334
                                 (248) 932-3100
           (Name, Address, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                 ---------------

                                    Copy to:

                             JEFFREY M. WEISS, ESQ.
                        JAFFE, RAITT, HEUER & WEISS, P.C.
                         ONE WOODWARD AVENUE, SUITE 2400
                             DETROIT, MICHIGAN 48226
                                 (313) 961-8380

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                                    Proposed Maximum      Proposed Maximum
Title of Securities                           Amount to be        Offering Price Per     Aggregate Offering      Amount of
to be Registered                             Registered (1)            Share (2)              Price (3)       Registration Fee
----------------                             --------------            ---------              ---------       ----------------
Common Stock, par value $.01 per share            3,069                  $37.87               $116,223.02           $27.77

================================================================================
(1) 3,069 shares are being registered for issuance pursuant to the Sun Communities Inc Second Amended and Restated 1993 Stock Option Plan ("Option Plan") in addition to the 2,013,680 shares registered on July 8, 1999. This Registration Statement covers an indeterminate number of shares reserved for issuance pursuant to the Option Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, based on the average of the high and low prices of the Common Stock, par value $.01 per share, of Sun Communities, Inc., reported on the New York Stock Exchange on January 4, 2002.
(3)  Represents the fair market value of the Common Stock on January 4, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION

         The contents of the previously filed Registration Statement for Sun Communities, Inc. dated July 8, 1999 (Registration No. 333-82479) is hereby incorporated by reference. This Registration Statement is being filed to register additional shares of Sun Communities, Inc. common stock.


ITEM 8.   EXHIBITS

         The following exhibits are filed herewith or incorporated by reference into this registration statement on Form S-8.

         4.1*     Second Amended and Restated 1993 Stock Option Plan

         4.2** Form of Stock Option Agreement between the Company and certain directors, officers and other individuals

         5.1 Opinion of Jaffe, Raitt, Heuer & Weiss, P.C. as to legality of securities being registered

         23.1 Consent of Jaffe, Raitt, Heuer & Weiss, P.C. (included as part of Exhibit 5.1)

         23.2 Consent of PricewaterhouseCoopers L.L.P., independent accountants

         24.1 Power of Attorney (included on the signature page of this Registration Statement)

         --------------------
* Incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-8 (File No. 333-82479).
** Incorporated by reference to Exhibit 10.10 of the Registrant's Registration Statement on Form S-11 (File No. 33-69340).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmington Hills, State of Michigan, December 21, 2001.


                         SUN COMMUNITIES, INC.,
                         a Maryland corporation


                         By:      /s/ Jeffrey P. Jorissen
                            --------------------------------------------------
                                  Jeffrey P. Jorissen, Senior Vice President,
                              Chief Financial Officer, Secretary and Principal Accounting Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Gary A. Shiffman and Jeffrey P. Jorissen, or either of them, his attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the Common Stock under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


              NAME                                       TITLE                                     DATE
              ----                                       -----                                     ----
                                   Chief Executive Officer, President, and
/s/ Gary A. Shiffman               Chairman of the Board of Directors                       December 21, 2001
--------------------
Gary A. Shiffman

                                   Senior Vice President, Chief Financial
/s/ Jeffrey P. Jorissen            Officer, Secretary and Principal                         December 21, 2001
-----------------------            Accounting Officer
Jeffrey P. Jorissen


/s/ Paul D. Lapides                                     Director                            December 21, 2001
-------------------
Paul D. Lapides

              NAME                                       TITLE                                     DATE
              ----                                       -----                                     ----
/s/ Ted J. Simon                                        Director                            December 21, 2001
----------------
Ted J. Simon

/s/ Clunet R. Lewis
-------------------
Clunet R. Lewis                                         Director                            December 21, 2001

/s/Ronald L. Piasecki
---------------------
Ronald L. Piasecki                                      Director                            December 21, 2001

/s/ Arthur A. Weiss
-------------------
Arthur A. Weiss                                         Director                            December 21, 2001

                                 Exhibit Index

Exhibit                      Exhibit
Number                     Description
------                     -----------

5.1 Opinion of Jaffe, Raitt, Heuer & Weiss, P.C. as to legality of securities being registered

23.2          Consent of PricewaterhouseCoopers L.L.P., independent accountants